UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 10, 2024

Bassett Furniture Industries, Incorporated
(Exact Name of Registrant as Specified in Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

000-00209	54-0135270
(Commission File Number)	(IRS Employer Identification No.)

3525 Fairystone Park Highway
Bassett,	Virginia	24055
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (276) 629-6000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class			Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock;	$5.00	par value	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective January 10, 2024, the Board of Directors (the “Board”) of Bassett Furniture Industries, Incorporated (the “Company”), as part of a review of the Company’s governance documents, approved changes to the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”). The amendments amend provisions in Article II, Section 3 of the By-Laws regarding the location and organization of Shareholder meetings to add provisions that expressly allow for virtual meetings of the Company’s stockholders by means of remote communication at the discretion of the Board.

The foregoing description of amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached as Exhibit 3.1 and is incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Bassett Furniture Industries, Incorporated (effective January10, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED (Registrant)

Dated: January 16, 2024	By:	/s/ J. Michael Daniel
Name: J. Michael Daniel
Title: Senior Vice President—Chief Financial
and Administrative Officer